Exhibit (g)(3)

SECOND AMENDMENT TO

CUSTODY AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between EACH ENTITY LISTED ON APPENDIX I ATTACHED HERETO (“Customer”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, Customer and BNY have entered into a Custody Agreement dated as of August 27, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, Customer and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows:

1.   The preamble to the Agreement is hereby amended to reflect that each of the entities listed on Appendix I to the Agreement are deemed a Customer.

2.   Appendix I to the Agreement is deleted and replaced with the Appendix I attached hereto.

3.   As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

4.   This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

5.   This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

6.   The governing law provision of the Agreement shall be the governing law provision of this Amendment.

7.   Each of the parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party or parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

THE BANK OF NEW YORK MELLON		MAN ETF SERIES TRUST

By:	/s/ Allison M. Gardner	By:	/s/ Kaitlin Carroll

Name:	Allison M. Gardner	Name:	Kaitlin Carroll

Title:	Senior Vice President	Title:	Assistant Secretary

Date:	August 26, 2026	Date:	August 26, 2026

MATE CAYMAN HOLDINGS, LLC By: Man ETF Series Trust, on behalf of its series, Man Active Trend Enhanced ETF, in its capacity as sole managing member of MATE Cayman Holdings, LLC

		By:	/s/ Kaitlin Carroll

Name:	Kaitlin Carroll

Title:	Assistant Secretary

Date:	August 26, 2026

MHY CAYMAN HOLDINGS, LLC By: Man ETF Series Trust on behalf of its series, Man Active High Yield ETF, in its capacity as sole managing member of MHY Cayman Holdings, LLC

By:	/s/ Kaitlin Carroll

Name:	Kaitlin Carroll

Title:	Assistant Secretary

Date:	August 26, 2026

MANI CAYMAN HOLDINGS, LLC By: Man ETF Series Trust on behalf of its series, Man Active Income ETF, in its capacity as sole managing member of MANI Cayman Holdings, LLC

By:	/s/ Kaitlin Carroll

Name:	Kaitlin Carroll

Title:	Assistant Secretary

Date:	August 26, 2026

Appendix I

Man Active Income ETF

MANI Cayman Holdings, LLC3

Man Active High Yield ETF

MHY Cayman Holdings, LLC2

Man Active Emerging Markets Alternative ETF

Man Active Trend Enhanced ETF

MATE Cayman Holdings, LLC1

[1]	This entity is a subsidiary of Man Active Trend Enhanced ETF
[2]	This entity is a subsidiary of Man Active High Yield ETF
[3]	This entity is a subsidiary of Man Active Income ETF